EXHIBIT 10.17
AMENDMENT TO THE
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
TITANIUM INCENTIVE PLAN, LLC
     This AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT of Titanium Incentive Plan, LLC, a Delaware limited liability company, is effective on July 14, 2008. Capitalized terms used but not defined herein shall have the meaning set forth in the Limited Liability Company Operating Agreement of the Company dated February 2, 2007 (the “Operating Agreement”).
1.     Section 1.6 of the Operating Agreement is amended in its entirety to read as follows:
     “1.6 BUSINESS PURPOSE. The purpose of the Company is to purchase and then hold common stock of TAM for distribution to the employees of TAM or any of TAM’s subsidiary companies, including Wood Asset Management, Inc., Sovereign Holdings, LLC or National Investment Services, Inc., and to engage in any lawful act or activity for which a limited liability company may be formed under the Delaware Limited Liability Company Act. The share grant to the employees of TAM or any of TAM’s subsidiary companies shall be governed by the share agreement between the grantee and the company.”
2.     Section 1.9 of the Operating Agreement is amended in its entirety to read as follows:
     “1.9 ADMISSION OF ADDITIONAL MEMBERS. Except as otherwise expressly provided in this Agreement, no additional members may be admitted to the Company through issuance by the Company of a new interest in the Company, without the approval of the Managing Member.”
3.     Section 1.10 of the Operating Agreement is amended in its entirety to read as follows:
     “1.10 MEMBERSHIP INTERESTS. The initial membership interests shall be voting interests, and upon the acceptance of the TAM share grants, the Company will issue one non-voting membership interest to each grantee of TAM shares. If any grant of TAM shares is forfeited or terminated for any reason, the TAM shares subject to such grant that are forfeited shall be available for the grant of TAM shares to other employees of TAM or any of TAM’s subsidiary companies.”
4.     Section 2.3 of the Operating Agreement is amended in its entirety to read as follows:
     “2.3 CHANGES AND AMENDMENTS. The voting membership interest holders shall have the right to change the Managing Member at anytime by the majority vote of the voting membership interest holders. Also, the voting membership interest holders may amend, make changes to, or restate this Agreement at anytime by a majority vote of the voting membership interest holders.”
5.     The following Section 3.3 and Section 3.4 are added to Article 3 of the Operating Agreement to read in their entirety as follows:

     “3.3 DISTRIBUTION IN-KIND. In the event that the TAM shares granted to a non-voting membership interest holder vest, such holder’s non-voting membership interest shall terminate and be liquidated, and such holder shall be entitled to an in-kind distribution of the TAM shares in such holder’s capital account. Following such in-kind distribution and the liquidation of the holder’s non-voting membership interest, the non-voting membership interest holder shall thereafter have no rights or interests as member of the Company.”
     “3.4 TERMINATION OF EMPLOYMENT. In the event that a non-voting membership interest holder’s employment with TAM or any of TAM’s subsidiary companies is terminated for any reason other than the death of such holder (including but not limited to voluntary severance or permanent disability) and such non-voting membership interest holder is not employed by TAM or any of TAM’s subsidiary companies, then (a) the non-voting membership interest holder’s non-voting membership interest shall terminate and be liquidated without any consideration, and such holder shall thereafter have no rights or interests as member of the Company; and (b) the non-voting membership interest holder shall forfeit all ownership and rights to the TAM shares that were granted to such holder. In the event of a non-voting membership interest holder’s death, the beneficiary identified in such holder’s TAM share agreement shall have the rights identified in Section 7.1 of this Agreement.”
6.     Section 7.1 of the Operating Agreement is amended in its entirety to read as follows:
     “7.1 ASSIGNMENT. A voting membership interest holder may sell, assign or otherwise dispose of all or any part of the holder’s voting membership interest in the Company without restriction. Except as otherwise provided herein, a non-voting membership interest holder may not sell, assign or otherwise dispose of any part of the holder’s non-voting membership interest in the Company. A non-voting membership interest holder may transfer the holder’s non-voting membership interest to the beneficiary identified in such holder’s TAM share agreement. Such beneficiary shall have no right to participate in the business and affairs of the Company, and shall only be entitled to receive the share of the profits or other compensation by way of income and the return of contributions to which the non-voting membership interest holder would otherwise be entitled.”